Teleflex Incorporated Second Quarter 2018 Earnings Conference Call 1

Conference Call Logistics The release, accompanying slides, and replay webcast are available online at www.teleflex.com (click on “Investors”) Telephone replay available by dialing 855-859-2056 or for international calls, 404-537-3406, pass code number 4890067 2

Today’s Speakers Liam Kelly President and CEO Thomas Powell Executive Vice President and CFO Jake Elguicze Treasurer and Vice President, Investor Relations 3

Note on Forward-Looking Statements This presentation and our discussion contain forward-looking information and statements including, but not limited to, forecasted organic constant currency revenue growth for the second half of 2018 and the items that are expected to contribute to that growth; forecasted 2018 GAAP and constant currency revenue growth, GAAP and adjusted gross and operating margins and GAAP and adjusted earnings per share and the items that are expected to impact each of those forecasted results; our assumptions with respect to the euro to U.S. dollar exchange rate for 2018 and our adjusted weighted average shares for 2018; estimated pre-tax charges we expect to incur in connection with our ongoing restructuring programs; estimated annualized pre-tax savings we expect to realize in connection with our ongoing restructuring programs and a similar initiative within our OEM segment (the “OEM initiative”); our expectations with respect to when we will begin to realize savings from our ongoing restructuring programs and the OEM initiative and when those programs will be substantially completed; and other matters which inherently involve risks and uncertainties which could cause actual results to differ from those projected or implied in the forward–looking statements. These risks and uncertainties are addressed in our SEC filings, including our most recent Form 10-K. Note on Non-GAAP Financial Measures This presentation refers to certain non-GAAP financial measures, including, but not limited to, constant currency revenue growth, organic constant currency revenue growth, adjusted diluted earnings per share, adjusted gross and operating margins and adjusted tax rate. These non-GAAP financial measures should not be considered replacements for, and should be read together with, the most comparable GAAP financial measures. Tables reconciling these non-GAAP financial measures to the most comparable GAAP financial measures are contained within this presentation and the appendices to this presentation. Additional Notes Unless otherwise noted, the following slides reflect continuing operations. 4

2Q18 Highlights Revenue Highlights • As-reported revenue increased 15.4% versus 2Q17 • Constant currency revenue increased 12.4% versus 2Q17 • Excluding the benefit of one additional shipping day, 2Q18 organic constant currency revenue growth lower than previously expected primarily due to the timing of distributor orders and supplier constraints • Reaffirming previously provided full year 2018 constant currency revenue growth guidance Two Scale Acquisitions Continue to Transform Our Portfolio • NeoTract continues strong momentum, delivering $47.7 million in 2Q18 revenue, up ~58% versus 2Q17 • Prostatic Urethral Lift included in AUA Guidelines as part of the standard of care for the treatment of BPH • Independent analysis in U.K confirms UroLift cost effectiveness versus surgery • Vascular Solutions 2Q18 global revenue reaches $52.6 million, up ~17% versus 2Q17 Continued Margin Expansion and Adjusted EPS Growth • Delivered 120 bps of adjusted gross margin expansion versus 2Q17 • Delivered 90 bps of adjusted operating margin expansion versus 2Q17 • Adjusted EPS of $2.47, up 21.1% versus 2Q17 • Reaffirming previously provided full year 2018 adjusted EPS guidance 5 Note: See appendices for reconciliations of non-GAAP information

2Q Constant Currency Revenue Growth Q2 2018 Constant Currency Revenue Growth New Product Introductions 1.7% Shipping Day Impact 1.0% Volume (excluding surgical product line exit and shipping day impact) 0.8% Price 0.7% Surgical Product Line Exit (0.6%) M&A NeoTract 8.8% Constant Currency Revenue Growth 12.4% 6 Note: See appendices for reconciliations of non-GAAP information

Segment Revenue Review Total Constant Dollars Q2’18 Q2’17 Currency Sales Currency in Millions Revenue Revenue Impact Growth Growth Vascular NA $80.1 $78.8 1.6% 0.2% 1.4% Interventional NA $65.0 $58.3 11.3% 0.0% 11.3% Anesthesia NA $50.5 $49.1 2.9% 0.2% 2.7% Surgical NA $40.7 $44.7 (9.0%) 0.2% (9.2%) EMEA $153.4 $138.5 10.8% 8.0% 2.8% Asia $72.4 $66.0 9.7% 3.8% 5.9% OEM $52.6 $45.1 16.5% 1.6% 14.9% All Other $95.2 $48.1 98.0% (0.6%) 98.6% 7

Product and Clinical Updates Prostatic Urethral Lift Included in American Urological Association (AUA) Guidelines KEY TAKEAWAYS • AUA recommended use of Prostatic Urethral Lift (PUL) as a standard of care treatment for lower urinary tract symptoms due to benign prostatic hyperplasia (BPH) • AUA recommends PUL should be considered for the management of men’s lower urinary tract symptoms attributed to BPH UroLift® Permanent Implant UroLift® Delivery Device • UroLift is the only minimally invasive treatment option that has been shown to provide rapid and durable symptomatic and urinary flow rate improvement without inducing sustained sexual dysfunction 8

Product and Clinical Updates

UroLift® Clinical and Economic Publications

KEY TAKEAWAYS

- Independent analysis in U.K. highlights cost effectiveness of UroLift System over Transurethral Resection of the Prostate (TURP); estimated savings of ~£27 million per year over 5 years for each annual cohort of patients[1]
- One-year data from MedLift Study (n=45) evaluating patients with obstructive median lobes demonstrated safety and efficacy consistent with LIFT study, including no instances (0%) of de novo, sustained sexual dysfunction[2]
- Predictors of Response post hoc analysis of LIFT study demonstrates patients who had earlier interventions with UroLift, preserving bladder function, had more favorable outcomes than those who had UroLift later in the progression of their BPH[3]


Nitinol
Capsular Tab
PET Suture
8 mm
Stainless Steel Urethral
End Piece

UroLift® Permanent Implant


UROLIFT

UroLift® Delivery Device

1 Orlowski A, Kayes O. Value in Health 2018; 21: S268.
2 Rukstalis D et al. J Urol 2018; 199(4S): e989.
3 Kaplan S, Roehrborn C. J Urol 2018; 199(4S): e834.

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1H18 vs. 2H18 Organic Constant Currency Revenue Growth Drivers 1H 2018 Organic Constant Currency Revenue Growth 2.7% NeoTract ~ 1.5% Vascular Solutions ~ 1.0% Shipping Day Impact ~ 1.0% Surgical Product Line Exit ~ 0.4% All Other ~ 1.2% 2H 2018 Organic Constant Currency Revenue Growth 1 7.8% 1: Reflects the mid-point necessary to achieve the organic, constant currency revenue growth guidance range of 5% to 5.5% for full year 2018. Note: See appendices for reconciliations of non-GAAP information 10

Second Quarter Financial Review Revenue of $609.9 million • Up 15.4% vs. prior year period on an as-reported basis • Up 12.4% vs. prior year period on a constant currency basis Gross Margin • GAAP gross margin of 56.5%, up 160 bps vs. prior year period • Adjusted gross margin of 57.1%, up 120 bps vs. prior year period Operating Margin • GAAP operating margin of 5.5%, down 1,530 bps vs. prior year period • Adjusted operating margin of 26.0%, up 90 bps vs. prior year period Tax Rate • GAAP tax rate of 136.3%, up 12,290 bps vs. prior year period • Adjusted tax rate of 12.7%, down 390 bps vs. prior year period Earnings per Share • GAAP EPS of ($0.06), down 103.6% vs. prior year period • Adjusted EPS of $2.47, up 21.1% vs. prior year period 11 Note: See appendices for reconciliations of non-GAAP information

2018 Financial Outlook 2018 Revenue Guidance • Lowered as-reported revenue growth guidance from a range of between 15% and 16% to a range of between 14% and 15% • Reaffirmed constant currency revenue growth guidance range of between 12% and 13% • Reaffirmed organic constant currency revenue growth guidance range of between 5% and 5.5% 2018 Gross Margin Guidance • Reaffirmed GAAP gross margin guidance range of between 56.85% and 57.50% • Reaffirmed the adjusted gross margin guidance range of between 57.5% and 58.0% 2018 Operating Margin Guidance • Lowered GAAP operating margin guidance range of between 16.4% and 17.0% to a range of between 14.85% and 15.45% • Reaffirmed the adjusted operating margin guidance range of between 26.1% and 26.5% 2018 Earnings per Share Guidance • Lowered GAAP earnings per share guidance from a range of between $5.45 and $5.55 to a range of between $4.60 and $4.70 • Reaffirmed the adjusted earnings per share guidance range of between $9.70 and $9.90 12 Note: See appendices for reconciliations of non-GAAP information

Question and Answer Section 13

THANK YOU 14

Appendices 15

Non-GAAP Financial Measures The presentation to which these appendices are attached and the following appendices include, among other things, tables reconciling the following non-GAAP financial measures to the most comparable GAAP financial measure: • Constant currency revenue growth. This measure excludes the impact of translating the results of international subsidiaries at different currency exchange rates from period to period. • Organic constant currency revenue growth. This measure excludes (i) the impact of translating the results of international subsidiaries at different currency exchange rates from period to period; and (ii) the results of acquired businesses (other than acquired distributors) for the first 12 months following the acquisition date. • Adjusted diluted earnings per share. This measure excludes, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (C) to each of the reconciliation tables appearing in Appendices I, J, K and L; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; (vi) loss on extinguishment of debt; and (vii) tax adjustments identified in note (G) to the reconciliation tables appearing in Appendices I, J, K and L. In addition, the calculation of diluted shares within adjusted earnings per share for the 2017 periods gives effect to the anti-dilutive impact of the Company’s previously outstanding convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company’s senior subordinated convertible notes (under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in diluted shares). • Adjusted gross profit and margin. These measures exclude, depending on the period presented, the impact of (i) restructuring, restructuring related and impairment items, (ii) acquisition, integration and divestiture related items and (iii) other items identified in note (C) to the reconciliation tables appearing in Appendices E and F. • Adjusted operating profit and margin. These measures exclude, depending on the period presented, (i) the impact of restructuring, restructuring related and impairment items; (ii) acquisitions, integration and divestiture related items; (iii) other items identified in note (C) to the reconciliation tables appearing in Appendices G and H; and (iv) intangible amortization expense. • Adjusted tax rate. This measure is the percentage of the Company’s adjusted taxes on income from continuing operations to its adjusted income from continuing operations before taxes. Adjusted taxes on income from continuing operations excludes, depending on the period presented, the impact of tax benefits or costs associated with (i) restructuring, restructuring related and impairment items; (ii) acquisition, integration and divestiture related items; (iii) other items identified in note (A) to the reconciliation tables appearing in Appendices M and N; (iv) amortization of the debt discount on the Company’s previously outstanding convertible notes; (v) intangible amortization expense; and (v) tax adjustments identified in note (B) to the reconciliation tables appearing in Appendices M and N. 16

Appendix A – Reconciliation of Constant Currency Revenue Growth Dollars in Millions Three Months Ended % Increase / (Decrease) Total Currency Constant Currency July 1, 2018 July 2, 2017 Revenue Growth Impact Revenue Growth Vascular North America $ 80.1 $ 78.8 1.6% 0.2% 1.4% Interventional North America 65.0 58.3 11.3% 0.0% 11.3% Anesthesia North America 50.5 49.1 2.9% 0.2% 2.7% Surgical North America 40.7 44.7 (9.0%) 0.2% (9.2%) EMEA 153.4 138.5 10.8% 8.0% 2.8% Asia 72.4 66.0 9.7% 3.8% 5.9% OEM 52.6 45.1 16.5% 1.6% 14.9% All Other 95.2 48.1 98.0% (0.6%) 98.6% Net Revenues $ 609.9 $ 528.6 15.4% 3.0% 12.4% 17

Appendix B – Reconciliation of Constant Currency Revenue Growth Dollars in Millions Six Months Ended % Increase / (Decrease) Total Currency Constant Currency July 1, 2018 July 2, 2017 Revenue Growth Impact Revenue Growth Vascular North America $ 163.1 $ 157.8 3.4% 0.3% 3.1% Interventional North America 125.2 98.2 27.3% 0.0% 27.3% Anesthesia North America 101.1 97.3 3.9% 0.2% 3.7% Surgical North America 81.4 90.7 (10.2%) 0.3% (10.5%) EMEA 313.3 272.0 15.2% 11.5% 3.7% Asia 130.6 116.2 12.5% 5.2% 7.3% OEM 98.4 88.5 11.3% 2.3% 9.0% All Other 184.0 95.8 92.1% 0.3% 91.8% Net Revenues $ 1,197.1 $ 1,016.5 17.8% 4.3% 13.5% 18

Appendix C – Revenue Growth Dollars in Millions Year-Over-Year Growth % Basis Points Three Months Ended July 2, 2017 Revenue As-Reported $ 528.6 Foreign currency $ 14.0 3.0% 300 Volume (excluding Surgical product line exit and the impact of shipping days) $ 4.2 0.8% 80 Shipping day impact $ 5.4 1.0% 100 Surgical product line exit $ (3.0) -0.6% -60 New product sales $ 9.0 1.7% 170 Pricing $ 3.9 0.7% 70 Acquisitions1 $ 47.8 8.8% 880 Three Months Ended July 1, 2018 Revenue As-Reported $ 609.9 15.4% 1 = Includes: NeoTract $ 47.7 8.8% Other Acquisitions $ 0.1 0.0% 19

Appendix D – Revenue Growth Dollars in Millions Year-Over-Year Growth % Basis Points Six Months Ended July 2, 2017 Revenue As-Reported $ 1,016.5 Foreign currency $ 38.5 4.3% 430 Volume (excluding Surgical product line exit and the impact of shipping days) $ 12.6 1.2% 120 Shipping day impact $ (1.3) -0.1% -10 Surgical product line exit $ (6.4) -0.6% -60 New product sales $ 16.7 1.6% 160 Pricing $ 7.1 0.6% 60 Acquisitions1 $ 113.4 10.7% 1,070 Six Months Ended July 1, 2018 Revenue As-Reported $ 1,197.1 17.8% 1 = Includes: NeoTract $ 90.0 8.5% Vascular Solutions $ 21.8 2.1% Other Acquisitions $ 1.6 0.1% 20

Appendix E – Reconciliation of Adjusted Gross Profit and Margin Dollars in Thousands

	Three Months Ended			
	July 1,2018		July 2, 2017	
Teleflex gross profit as-reported	$	344,778	$	290,284
Teleflex gross margin as-reported		56.5%		54.9%
Restructuring, restructuring related and impairment items (A)		3,556		2,449
Acquisition, integration and divestiture related items (B)		354		2,564
Other items (C)		(364)		-
Adjusted Teleflex gross profit	$	348,324	$	295,297
Adjusted Teleflex gross margin		57.1%		55.9%
Teleflex revenue as-reported	$	609,866	$	528,613

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; and inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date). For the three months ended July 1, 2018, the majority of these charges were related to our acquisition of NeoTract. For the three months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented.

(C) Other Items are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions.

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Teleflex®

Appendix F – Reconciliation of Adjusted Gross Profit and Margin Dollars in Thousands

	Six Months Ended			
		July 1, 2018		July 2, 2017
Teleflex gross profit as-reported	$	676,048	$	545,844
Teleflex gross margin as-reported		56.5%		53.7%
Restructuring, restructuring related and impairment items (A)		5,515		6,112
Acquisition, integration and divestiture related items (B)		706		10,442
Other items (C)		(1,347)		-
Adjusted Teleflex gross profit	$	680,922	$	562,398
Adjusted Teleflex gross margin		56.9%		55.3%
Teleflex revenue as-reported	$	1,197,096	$	1,016,494

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; and inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date). For the six months ended July 1, 2018, the majority of these charges were related to contingent consideration liabilities and our acquisitions of Vascular Solutions and NeoTract. For the six months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented.

(C) Other Items are discrete items that occur sporadically and can affect period-to-period comparisons. For the six months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions.

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Appendix G – Reconciliation of Adjusted Operating Profit and Margin Dollars in Thousands

	Three Months Ended			
		July 1, 2018		July 2, 2017
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	33,490	$	110,202
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		5.5%		20.8%
Restructuring, restructuring related and impairment items (A)		58,988		3,910
Acquisition, integration and divestiture related items (B)		27,398		2,319
Other items (C)		1,717		(6,283)
Intangible amortization expense (D)		37,192		22,590
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	158,785	$	132,738
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		26.0%		25.1%
Teleflex revenue as-reported	$	609,866	$	528,613

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the three months ended July 1, 2018 and July 2, 2017, pre-tax impairment charges were $1.9 million and $0 million, respectively.

(B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); and fair value adjustments to contingent consideration liabilities. For the three months ended July 1, 2018, the majority of these charges were related to contingent consideration liabilities and our acquisition of NeoTract. For the three months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented.

(C) Other items are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in the organizational structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the three months ended July 2, 2017, other items included income associated with a litigation settlement.

(D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

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Appendix H – Reconciliation of Adjusted Operating Profit and Margin Dollars in Thousands

	Six Months Ended July 1, 2018		Six Months Ended July 2, 2017	
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	120,333	$	171,021
Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		10.1%		16.8%
Restructuring, restructuring related and impairment items (A)		64,130		20,873
Acquisition, integration and divestiture related items (B)		39,431		19,495
Other items (C)		879		(6,100)
Intangible amortization expense (D)		75,008		41,375
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes	$	299,781	$	246,664
Adjusted Teleflex income from continuing operations before interest, loss on extinguishment of debt and taxes margin		25.0%		24.3%
Teleflex revenue as-reported	$	1,197,096	$	1,016,494

(A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the six months ended July 1, 2018 and July 2, 2017, pre-tax impairment charges were $1.9 million and $0 million, respectively.

(B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); and fair value adjustments to contingent consideration liabilities. For the six months ended July 1, 2018, the majority of these charges were related to contingent consideration liabilities and our acquisitions of Vascular Solutions and NeoTract. For the six months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented.

(C) Other items are discrete items that occur sporadically and can affect period-to-period comparisons. For the six months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in the organizational structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the six months ended July 2, 2017, other items included income associated with a litigation settlement.

(D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions.

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Appendix I – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended– July 1, 2018 Dollars in Millions, except per share data

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Income (loss) from continuing operations	Earnings per share	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$265.1	$229.9	$26.0	$55.4	$26.5	—	$9.6	($2.6)	($0.06)	45,581
Adjustments										
Restructuring, restructuring related and impairment items (A)	3.6	—	0.1	55.4	—	—	1.1	57.8	$1.24	—
Acquisition, integration and divestiture related items (B)	0.4	26.9	0.2	—	—	—	(0.2)	27.6	$0.59	—
Other items (C)	(0.4)	2.1	—	—	—	—	(0.0)	1.7	$0.04	—
Amortization of debt discount on convertible notes (D)	—	—	—	—	—	—	—	—	—	—
Intangible amortization expense (E)	—	37.1	0.1	—	—	—	6.7	30.5	$0.65	—
Loss on extinguishment of debt (F)	—	—	—	—	—	—	—	—	—	—
Tax adjustments (G)	—	—	—	—	—	—	(0.4)	0.4	$0.01	—
Shares due to Teleflex under note hedge (H)	—	—	—	—	—	—	—	—	—	—
Anti-dilutive effect on EPS (I)	—	—	—	—	—	—	—	—	$0.00	1,219
Adjusted basis	$261.5	$163.9	$25.7	—	$26.5	—	$16.8	$115.5	$2.47	46,800

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Appendix J – Reconciliation of Adjusted EPS from Continuing Operations Three Months Ended – July 2, 2017 Dollars in Millions, except per share data

	Cost of goods sold	Selling, general and administrative expenses	Research and development expenses	Restructuring and impairment charges	Interest expense, net	Loss on extinguishment of debt, net	Income taxes	Income (loss) from continuing operations	Diluted earnings per share	Shares used in calculation of GAAP and adjusted earnings per share
GAAP Basis	$238.3	$158.9	$20.3	$0.9	$19.7	$0.0	$12.1	$78.4	$1.67	46,818
Adjustments										
Restructuring, restructuring related and impairment items (A)	2.4	0.3	0.3	0.9	—	—	1.7	2.3	$0.05	—
Acquisition, integration and divestiture related items (B)	2.6	(0.2)	—	—	—	—	0.8	1.5	$0.03	—
Other items (C)	—	(6.3)	—	—	—	—	(2.4)	(3.9)	($0.08)	—
Amortization of debt discount on convertible notes (D)	—	—	—	—	0.4	—	0.1	0.2	$0.01	—
Intangible amortization expense (E)	—	22.5	0.1	—	—	—	6.5	16.1	$0.34	—
Loss on extinguishment of debt (F)	—	—	—	—	—	0.0	0.0	0.0	$0.00	—
Tax adjustments (G)	—	—	—	—	—	—	—	—	—	—
Shares due to Teleflex under note hedge (H)	—	—	—	—	—	—	—	—	$0.02	(501)
Adjusted basis	$233.3	$142.7	$19.8	—	$19.4	—	$18.8	$94.6	$2.04	46,317

26

Teleflex®

Appendices I and J – tickmarks (A) Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the three months ended July 1, 2018 and July 2, 2017, pre-tax restructuring related charges were $3.6 million and $3.0 million, respectively. For the three months ended July 1, 2018 and July 2, 2017, pre-tax impairment charges were $1.9 million and $0 million, respectively. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the three months ended July 1, 2018, the majority of these charges were related to contingent consideration liabilities and our acquisition of NeoTract. For the three months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in the organizational structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the three months ended July 2, 2017, other items included income associated with a litigation settlement. (D) Amortization of debt discount on convertible notes - When we sold $400 million principal amount of our 3.875% convertible notes (the “convertible notes”) in 2010, we allocated the proceeds between the liability and equity components of the debt, in accordance with GAAP. As a result, the $83.7 million difference between the proceeds of the sale of the convertible notes and the liability component of the debt constituted a debt discount that was to be amortized to interest expense over the approximately seven-year term of the convertible notes, which significantly increased the amount we recorded as interest expense attributable to the convertible notes. The amount of the amortization of the debt discount was reduced as a result of our repurchases of convertible notes in 2016 and 2017 and redemptions of the convertible notes by holders of the notes, although we continued to amortize the remaining portion of the debt discount to interest expense until August 2017, when all remaining convertible notes were either converted or matured. (E) Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (F) Loss on extinguishment of debt - In connection with debt refinancings, debt repayments, repurchases of convertible notes and redemptions of convertible notes, outstanding indebtedness is extinguished. These events, which have occurred from time to time on an irregular basis, have resulted in losses reflecting, among other things, unamortized debt issuance costs, as well as debt prepayment fees and premiums (including conversion premiums resulting from conversion of convertible securities). (G) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. (H) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in the weighted average number of diluted shares. (I) We recorded a GAAP net loss in the second quarter 2018. Because any increase in the weighted average number of shares would decrease the loss per share and would therefore be antidilutive, the same weighted average number of shares was utilized to calculate both GAAP loss per share and GAAP diluted loss per share. However, on an adjusted basis, we realized net income. Therefore, in calculating adjusted earnings per share, we increased the weighted average number of shares outstanding to include dilutive securities. 27

Appendix K – Reconciliation of Adjusted EPS from Continuing Operations Six Months Ended – July 1, 2018 Dollars in Millions, except per share data Selling, general Restructuring Shares used in Cost of Research and Loss on Income (loss) and and Interest Income Earnings per calculation of GAAP goods development extinguishment from continuing administrative impairment expense, net taxes share and adjusted sold expenses of debt, net operations expenses charges earnings per share GAAP Basis $521.0 $445.3 $52.0 $58.4 $52.1 — $15.8 $52.4 $1.12 46,771 Adjustments Restructuring, restructuring related and 5.5 0.1 0.1 58.4 — — 1.8 62.3 $1.33 — impairment items (A) Acquisition, integration and divestiture related 0.7 38.4 0.4 — — — 0.4 39.1 $0.84 — items (B) Other items (C) (1.3) 2.2 — — — — (0.1) 1.0 $0.02 — Amortization of debt discount on convertible — — — — — — — — — — notes (D) Intangible amortization — 74.8 0.2 — — — 14.2 60.8 $1.30 — expense (E) Loss on extinguishment — — — — — — — — — — of debt (F) Tax adjustments (G) — — — — — — (0.6) 0.6 $0.01 — Shares due to Teleflex — — — — — — — — — — under note hedge (H) Adjusted basis $516.2 $329.8 $51.3 — $52.1 — $31.5 $216.1 $4.62 46,771 28

Appendix L – Reconciliation of Adjusted EPS from Continuing Operations Six Months Ended – July 2, 2017 Dollars in Millions, except per share data Selling, general Restructuring Shares used in Cost of Research and Loss on Income (loss) and and Interest Income Diluted earnings calculation of GAAP goods development extinguishment from continuing administrative impairment expense, net taxes per share and adjusted sold expenses of debt, net operations expenses charges earnings per share GAAP Basis $470.7 $322.9 $38.1 $13.8 $37.3 $5.6 $9.4 $118.7 $2.54 46,716 Adjustments Restructuring, restructuring related and 6.1 0.4 0.6 13.8 — — 6.1 14.8 $0.32 — impairment items (A) Acquisition, integration and divestiture related 10.4 9.1 — — 2.1 — 7.1 14.5 $0.31 — items (B) Other items (C) — (6.1) — — — — (2.3) (3.8) ($0.08) — Amortization of debt discount on convertible — — — — 0.8 — 0.3 0.5 $0.01 — notes (D) Intangible amortization — 41.2 0.2 — — — 11.6 29.8 $0.64 — expense (E) Loss on extinguishment — — — — — 5.6 2.0 3.5 $0.08 — of debt (F) Tax adjustments (G) — — — — — — 0.5 (0.5) ($0.01) — Shares due to Teleflex — — — — — — — — $0.04 (489) under note hedge (H) Adjusted basis $454.1 $278.4 $37.3 — $34.5 — $34.7 $177.5 $3.84 46,227 29

Appendices K and L – tickmarks (A) Restructuring, restructuring related and impairment items - Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. For the six months ended July 1, 2018 and July 2, 2017, pre-tax restructuring related charges were $5.7 million and $7.1 million, respectively. For the six months ended July 1, 2018 and July 2, 2017, pre-tax impairment charges were $1.9 million and $0 million, respectively. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. For the six months ended July 1, 2018, the majority of these charges were related to contingent consideration liabilities and our acquisitions of Vascular Solutions and NeoTract. For the six months ended July 2, 2017, the majority of these charges were related to our acquisition of Vascular Solutions. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the six months ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. We implemented certain changes in the organizational structure (with, pursuant to tax law, retroactive impact back to 2017), and as a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the six months ended July 2, 2017, other items included income associated with a litigation settlement. (D) Amortization of debt discount on convertible notes - When we sold $400 million principal amount of our 3.875% convertible notes (the “convertible notes”) in 2010, we allocated the proceeds between the liability and equity components of the debt, in accordance with GAAP. As a result, the $83.7 million difference between the proceeds of the sale of the convertible notes and the liability component of the debt constituted a debt discount that was to be amortized to interest expense over the approximately seven-year term of the convertible notes, which significantly increased the amount we recorded as interest expense attributable to the convertible notes. The amount of the amortization of the debt discount was reduced as a result of our repurchases of convertible notes in 2016 and 2017 and redemptions of the convertible notes by holders of the notes, although we continued to amortize the remaining portion of the debt discount to interest expense until August 2017, when all remaining convertible notes were either converted or matured. (E) Intangible amortization expense - Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. (F) Loss on extinguishment of debt - In connection with debt refinancings, debt repayments, repurchases of convertible notes and redemptions of convertible notes, outstanding indebtedness is extinguished. These events, which have occurred from time to time on an irregular basis, have resulted in losses reflecting, among other things, unamortized debt issuance costs, as well as debt prepayment fees and premiums (including conversion premiums resulting from conversion of convertible securities). (G) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our deferred tax liability. (H) Adjusted diluted shares are calculated by giving effect to the anti-dilutive impact of the Company’s convertible note hedge agreements, which reduced the potential economic dilution that otherwise would have occurred upon conversion of the Company's convertible notes. Under GAAP, the anti-dilutive impact of the convertible note hedge agreements is not reflected in the weighted average number of diluted shares. 30

Appendix M – Reconciliation of Adjusted Tax Rate Dollars in Thousands Three Months Ended July 1, 2018 Income from Taxes on continuing income from operations continuing before taxes operations Tax rate (A) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the three months GAAP basis $7,024 $9,576 136.3% ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, Restructuring, restructuring related and impairment charges 58,988 1,149 these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act Acquisition, integration and divestiture related items 27,398 (161) ("TCJA") on our consolidated operations. During the second Other items (A) 1,717 (1) quarter of 2018, we identified provisions of the TCJA that could have adverse consequences due to our organization structure. Amortization of debt discount on convertible notes 0 0 We implemented certain changes in the organizational structure (with pursuant to tax law, retroactive impact back to 2017), and as Intangible amortization expense 37,192 6,651 a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because Loss on extinguishment of debt 0 0 the decision to make the change resulting in the net worth tax Tax adjustment (B) 0 (408) occurred in the second quarter of 2018, and as permitted under GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above Adjusted basis $132,319 $16,806 12.7% among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the three months ended July 2, Three Months Ended July 2, 2017 2017, other items included income associated with a litigation settlement. GAAP basis $90,458 $12,095 13.4% (B) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year returns, the resolution of audits, the filing of amended returns with Restructuring, restructuring related and impairment charges 3,910 1,652 respect to prior tax years and/or tax law changes affecting our deferred tax liability. Acquisition, integration and divestiture related items 2,319 838 Other items (A) (6,283) (2,401) Amortization of debt discount on convertible notes 378 138 Intangible amortization expense 22,590 6,496 Loss on extinguishment of Debt 11 5 Tax adjustment (B) 0 0 Adjusted basis $113,383 $18,823 16.6% 31

Appendix N – Reconciliation of Adjusted Tax Rate Dollars in Thousands Six Months Ended July 1, 2018 Income from Taxes on continuing income from operations continuing before taxes operations Tax rate (A) Other items - These are discrete items that occur sporadically and can affect period-to-period comparisons. For the six months GAAP basis $68,197 $15,818 23.2% ended July 1, 2018, these items included the reversal of previously recognized income due to distributor acquisitions related to Vascular Solutions and relabeling costs. In addition, Restructuring, restructuring related and impairment charges 64,130 1,839 these items included a charge we incurred as a result of our continuing evaluation of the impact of the Tax Cuts and Jobs Act Acquisition, integration and divestiture related items 39,431 361 ("TCJA") on our consolidated operations. During the second quarter of 2018, we identified provisions of the TCJA that could Other items (A) 879 (116) have adverse consequences due to our organization structure. Amortization of debt discount on convertible notes 0 0 We implemented certain changes in the organizational structure (with pursuant to tax law, retroactive impact back to 2017), and as Intangible amortization expense 75,008 14,210 a result of which we incurred a $1.9 million net worth tax in a foreign jurisdiction with respect to the 2017 tax year. Because Loss on extinguishment of debt 0 0 the decision to make the change resulting in the net worth tax occurred in the second quarter of 2018, and as permitted under Tax adjustment (B) 0 (566) GAAP, we recorded the net worth tax charge in 2018, and the adjustment eliminating the charge is included in the table above Adjusted basis $247,645 $31,546 12.7% among "Other Items" for the 2018 period. We will continue to evaluate the TCJA over the next several months, which may result in further adjustments. For the six months ended July 2, Six Months Ended July 2, 2017 2017, other items included income associated with a litigation settlement. GAAP basis $128,138 $9,426 7.4% (B) Tax adjustments - These adjustments represent the impact of the expiration of applicable statutes of limitations for prior year Restructuring, restructuring related and impairment charges 20,873 6,071 returns, the resolution of audits, the filing of amended returns with respect to prior tax years and/or tax law changes affecting our Acquisition, integration and divestiture related items 21,566 7,095 deferred tax liability. Other items (A) (6,100) (2,331) Amortization of debt discount on convertible notes 756 276 Intangible amortization expense 41,375 11,619 Loss on extinguishment of debt 5,593 2,046 Tax adjustment (B) 0 494 Adjusted basis $212,201 $34,696 16.4% 32

Appendix O – Reconciliation of 2018 Constant Currency and Organic Constant Currency Revenue Growth Guidance 2018 Guidance Low High Forecasted GAAP Revenue Growth 14.0% 15.0% Forecasted impact of foreign currency exchange rate fluctuations 2.0% 2.0% Forecasted Constant Currency Revenue Growth 12.0% 13.0% Forecasted M&A 7.0% 7.5% Forecasted Organic Constant Currency Revenue Growth1 5.0% 5.5% 33 1 = includes approximately 1.75% of contribution from Vascular Solutions and NeoTract volume and new products.

Appendix P – Reconciliation of 2018 Adjusted Gross Margin Guidance 2018 Guidance Low High Forecasted GAAP Gross Margin 56.85% 57.50% Estimated restructuring, restructuring related and impairment items (A) 0.60% 0.55% Estimated acquisition, integration and divestiture related items (B) 0.05% 0.00% Estimated other items (C) 0.00% (0.05%) Forecasted Adjusted Gross Margin 57.50% 58.00% (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; and inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) Other Items are discrete items that occur sporadically and can affect period-to-period comparisons. 34

Appendix Q – Reconciliation of 2018 Adjusted Operating Margin Guidance 2018 Guidance Low High Forecasted GAAP Operating Margin 14.85% 15.45% Estimated restructuring, restructuring related and impairment items (A) 3.20% 3.15% Estimated acquisition, integration and divestiture related items (B) 1.95% 1.90% Estimated other items (C) 0.10% 0.05% Estimated intangible amortization expense (D) 6.00% 5.95% Forecasted Adjusted Operating Margin 26.10% 26.50% (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs associated with a specific restructuring program. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition, integration and divestiture related items - Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); and fair value adjustments to contingent consideration liabilities. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) Other items are discrete items that occur sporadically and can affect period-to-period comparisons. (D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. 35

Appendix R – Reconciliation of 2018 Adjusted Earnings Per Share Guidance 2018 Guidance Low High Forecasted GAAP Diluted Earnings Per Share $4.60 $4.70 Estimated Restructuring, restructuring related and impairment items (A) $1.57 $1.60 Estimated Acquisition, integration and divestiture related items (B) $0.96 $0.98 Estimated Other items (C) $0.05 $0.07 Estimated intangible amortization expense (D) $2.52 $2.55 Forecasted Adjusted Diluted Earnings Per Share $9.70 $9.90 (A) Restructuring programs involve discrete initiatives designed to, among other things, consolidate or relocate manufacturing, administrative and other facilities, outsource distribution operations, improve operating efficiencies and integrate acquired businesses. Depending on the specific restructuring program involved, our restructuring charges may include employee termination, contract termination, facility closure, employee relocation, equipment relocation, outplacement and other exit costs. Restructuring related charges are directly related to our restructuring programs and consist of facility consolidation costs, including accelerated depreciation expense related to facility closures, costs to transfer manufacturing operations between locations, and retention bonuses offered to certain employees as an incentive for them to remain with our company after completion of the restructuring program. (B) Acquisition and integration expenses are incremental charges, other than restructuring or restructuring related expenses, that are directly related to specific business or asset acquisition transactions. These charges may include, among other things, professional, consulting and other fees; systems integration costs; legal entity restructuring expense; inventory step-up amortization (amortization, through cost of goods sold, of the increase in fair value of inventory resulting from a fair value calculation as of the acquisition date); fair value adjustments to contingent consideration liabilities; and bridge loan facility and backstop financing fees in connection with facilities that ultimately were not utilized. Divestiture related activities involve specific business or asset sales. Depending primarily on the terms of the divestiture transaction, the carrying value of the divested business or assets on our financial statements and other costs we incur as a direct result of the divestiture transaction, we may recognize a gain or loss in connection with the divestiture related activities. There were no divestiture related activities for the periods presented. (C) These are discrete items that occur sporadically and can affect period-to-period comparisons. (D) Certain intangible assets, including customer relationships, intellectual property, distribution rights, trade names and non-competition agreements, initially are recorded at historical cost and then amortized over their respective estimated useful lives. The amount of such amortization can vary from period to period as a result of, among other things, business or asset acquisitions or dispositions. 36

Appendix S – 2018 Financial Outlook Assumptions Euro to U.S. Dollar exchange rate assumed to be approximately 1.20 for full year 2018 Adjusted weighted average shares expected to be approximately 46.9 million for full year 2018 2018 Calendar of shipping days: Q1’18 vs. Q1’17: 1 less day Q2’18 vs. Q2’17: 1 additional day Q3’18 vs. Q3’17: no difference Q4’18 vs. Q4’17: 1 additional day FY’18 vs. FY’17: 1 additional day 37

Appendix T – Teleflex Restructuring Plan Summary

In addition to the 2018 Footprint realignment plan, we have ongoing restructuring programs related to (i) the integration of Vascular Solutions into Teleflex; (ii) the centralization of certain administrative functions in our EMEA segment; (iii) the consolidation of our manufacturing operations (referred to as our 2016 and 2014 Footprint realignment plans); and (iv) other restructuring programs designed to improve operating efficiencies and reduce costs. See Note 5 to the condensed consolidated financial statements included in this report. We also have similar ongoing activities to relocate certain manufacturing operations within our OEM segment ("the OEM initiative") that do not meet the criteria for a restructuring program under applicable accounting guidance, but the activities will result in cost savings (we expect only minimal costs to be incurred). With respect to our restructuring programs and the OEM initiative, the table below summarizes (1) the estimated total restructuring and restructuring related charges and estimated annual pre-tax savings (including pre-tax savings related to the OEM initiative) once the programs are completed; (2) the restructuring and restructuring related charges incurred and estimated pre-tax savings realized through December 31, 2017; and (3) the restructuring and restructuring related charges expected to be incurred and estimated incremental pre-tax savings (including pre-tax savings related to the OEM initiative) estimated to be realized for these programs from January 1, 2018 through the anticipated completion dates.

Estimated charges and pre-tax savings are subject to change based on, among other things, the nature and timing of restructuring and similar activities, changes in the scope of restructuring plans and programs and the OEM initiative, unanticipated expenditures and other developments, the effect of additional acquisitions or dispositions and other factors that were not reflected in the assumptions made by management in previously estimating restructuring and restructuring related charges and estimated pre-tax savings. Moreover, estimated pre-tax savings relating to programs involving the integration of acquired businesses are particularly difficult to forecast because the estimate of pre-tax savings, to a considerable extent, involves assumptions regarding operation of businesses during periods when those businesses were not administered by our management. It is likely that estimates of charges and pre-tax savings will change from time to time, and the table below reflects changes from amounts previously estimated. In addition, the table below does not include estimated charges and pre-tax savings related to completed programs. Estimated charges expected to be incurred in connection with the restructuring programs are described in more detail in Note 5 to the condensed consolidated financial statements included in this report.

Dollars in Millions	Estimated Total	Through December 31, 2017	Estimated remaining from January 1, 2018 through December 31, 2024
Restructuring charges	$109 to $126	$42	$67 to $84
Restructuring related charges [1]	$102 to $125	$44	$58 to $81
Total charges	$211 to $251	$86	$125 to $165
OEM initiative pre-tax savings	$6 to $7	–	$6 to $7
Pre-tax savings [2,3]	$105 to $121	$45	$60 to $76
Total pre-tax savings	$111 to $128	$45	$66 to $83

1. Includes estimated financial information related to the 2018 Footprint realignment plan, which was initiated during the second quarter 2018 and is described in more detail above.
2. Restructuring related charges principally constitute pre-tax charges related to accelerated depreciation and other costs directly related to the plan, primarily consisting of costs to transfer manufacturing operations to the new location and project management costs, as well as a charge associated with our exit from facilities that is expected to be imposed by the taxing authority in the affected jurisdiction. Most of these charges (other than the tax charge) are expected to be recognized in costs of goods sold.
3. Approximately 65% of the pre-tax savings are expected to result in reductions to cost of goods sold. As previously disclosed, during 2016, in connection with our execution of the 2014 Footprint realignment plan, we implemented changes to medication delivery devices included in certain of our kits, which are expected to result in increased product costs (and therefore reduce the annual savings we anticipated at the inception of the plan). However, we also expect to achieve improved pricing on these kits that will offset the increased product costs. The improved pricing is expected to result in estimated annual increased revenues of $5 million to $6 million, which is not reflected in the table above. We realized a $1.0 million benefit resulting from this incremental pricing in 2017. Moreover, during the fourth quarter of 2017, we entered into an agreement with an alternate provider for the development and supply of a component to be included in certain kits sold by our Vascular North America and Anesthesia North America operating segments. The agreement will result in increased development costs, but is expected to reduce the cost of the component supply, once the supply becomes commercially available, as compared to the cost incurred with respect to our current suppliers. Therefore, we anticipate a net savings from the agreement, which is reflected in the table above.
4. While pre-tax savings address anticipated cost savings to be realized with respect to our historical expense items, they also reflect anticipated efficiencies to be realized with respect to increased costs that otherwise would have resulted from our acquisition of Vascular Solutions and Pyng Medical Corp. ("Pyng"), which we acquired in 2017. In this regard, the pre-tax savings are expected to result from the elimination of redundancies between our operations and Vascular Solutions' and Pyng's operations, principally through the elimination of personnel redundancies.

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Teleflex®

Appendix U – GPO and IDN Review Group Purchasing Organization Update • 5 renewed agreements • 3 new agreements • 0 existing agreements lost IDN Update • 4 renewed agreements • 4 new agreements • 0 existing agreements lost 39